Exhibit 10.13(b)

AVNET, INC.

2025 STOCK COMPENSATION AND INCENTIVE PLAN

GRANT OF

PERFORMANCE SHARE UNITS

Avnet, Inc. (“Avnet”) hereby grants to the holder listed below (“Participant”) an award of performance share units (“PSUs”) pursuant to the Avnet, Inc. 2025 Stock Compensation and Incentive Plan (“Award”). The Award shall entitle the Participant to earn a number of shares of Avnet’s common stock ranging from 0% - 200% of the Award’s Target Number of PSUs set forth below, based on the attainment of performance goals and subject to the satisfaction of continued employment requirements, each as described in the attached Standard Terms and Conditions for Performance Share Units (“Standard Terms and Conditions”).

1. Participant: (Participant Name)

2. Grant Date: (Grant Date)

3. Award’s Target Number of PSUs: (Quantity Granted) at Target

4. Performance Periods and Metrics: The Award is divided into three tranches, each with a target number of PSUs and a separate performance period as follows:

Tranche:	Target No. of PSUs:	Performance Period:
First Tranche	(VestQty1)	Fiscal Year xxxx
Second Tranche	(VestQty2)	Fiscal Year xxxx
Third Tranche	(VestQty3)	Fiscal Year xxxx

PSUs earned under each tranche of the Award will be based on Avnet’s achievement of the following performance metrics for the applicable performance period: (i) Absolute Adjusted EPS Growth (weighted 50%) and (ii) Absolute Adjusted Return on Invested Capital (ROIC) Achievement (weighted 50%) in accordance with the goals set forth in Section 2 of the attached Standard Terms and Conditions.

5. Relative TSR Modifier: The number of PSUs earned under each tranche of the Award will be adjusted within a range of plus 20% to minus 20% based on Avnet’s Relative TSR performance for the applicable performance period (“Relative TSR Modifier”), not to exceed the maximum number of PSUs noted below.

6. Maximum Number of PSUs: After applying the Relative TSR Modifier, 200% of the Target Number of PSUs for each tranche.

7. Award Period: The Award Period is from xxxx to xxxx, and PSUs earned, if any, during each tranche will vest after the end of the Award Period on the date of certification of the performance results of the third tranche by the Compensation and Leadership Committee of Avnet’s Board of Directors.

AVNET, INC.

2025 STOCK COMPENSATION AND INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE SHARE UNIT AWARDS

AWARD PERIOD: FISCAL xxxx - FISCAL xxxx

These Standard Terms and Conditions for Performance Share Unit awards (“Standard Terms and Conditions”) apply to any performance share unit (“PSU”) award (“PSU Award”) granted under the Avnet, Inc. 2025 Stock Compensation and Incentive Plan (the “Plan”) for the award period of Fiscal xxxx through Fiscal xxxx (“Award Period”) that are identified as performance share units, performance stock units or PSUs, or an action of the Administrator that refers to these Standard Terms and Conditions.

1.	TERMS OF PSU AWARDS

Provided that the Participant has accepted these Standard Terms and Conditions on or before (Accept by Date), Avnet, Inc. (“Avnet” or “Company”) has granted to the Participant a PSU Award as set forth in the Grant of Performance Share Units Letter (“Grant Letter”), subject to the conditions set forth in these Standard Terms and Conditions and the Plan (“Award”). For purposes of these Standard Terms and Conditions, the term “Company” refers to Avnet, Inc. and its subsidiaries.

1.	EARNING, VESTING, AND PERFORMANCE GOALS

The Award is divided into three tranches (each a “Tranche”), each with a Target Number of PSUs and a discrete performance period (“Performance Period”) as set forth in the Grant Letter. The number of PSUs that will be earned under each Tranche shall be calculated at the end of each applicable Performance Period based on Avnet’s achievement during the Performance Period of the performance goals (noted below) under the following metrics: (i) Absolute Adjusted Earnings Per Share (EPS) Growth, weighted 50% of Award; and (ii) Absolute Adjusted Return on Invested Capital Achievement, weighted 50% of Award, both adjusted based on Avnet’s Relative Total Shareholder Return (“TSR”) performance during the Performance Period. The maximum number of PSUs that can be earned under each Tranche, after adjustment due to the Relative TSR modifier, is 200% of the Target Number of PSUs for the applicable Tranche.

PSUs earned under each Tranche shall collectively vest after the end of the Award Period, which is xxxx, on the date of certification of results of the third tranche by the Compensation and Leadership Committee of Avnet’s Board of Directors (“the Committee”). Except as set forth elsewhere in these Standard Terms and Conditions, the vesting of the earned PSUs is subject to the Participant remaining continuously employed by, or in the service of, the Company from the Grant Date through the last day of the Award Period.

For purposes hereof:

●“Absolute Adjusted EPS Growth means Avnet’s adjusted EPS growth achievement. The target for the first tranche for fiscal year xxxx is xx%. The target for the second tranche for fiscal year xxxx will be communicated in August xxxx after approval by the Committee and the target for the third tranche for fiscal year xxxx will be communicated in August xxxx after the Committee’s approval.
●“Absolute Adjusted Return on Invested Capital (ROIC) means Avnet achieving a target ROIC. The target for the first tranche for fiscal year xxxx is x%. The target for the second tranche for fiscal year xxxx will be communicated in August xxxx after approval by the Committee and the target for the third tranche for fiscal year xxxx will be communicated in August xxxx after the Committee’s approval.

●“Adjusted ROIC” means the amount calculated using the following formula:

Adjusted Operating Income - adjusted effective tax rate for a fiscal year

Average Total Shareholder Equity + average debt - average cash and cash equivalents for a fiscal year

●“Relative TSR” means the TSR ranking of Avnet compared to that of each company in the Peer Group for a fiscal year.
●“Peer Group” means the following companies: xxxxxxxx  In the event any of the companies listed in the Peer Group cease to be publicly traded during the relevant Performance Period, the Company reserves the right to replace that company or reduce the size of the Peer Group.
●“Total Shareholder Return” or “TSR” means the percentage calculated using the following formula:

Average stock price at end of period – average stock price at start of period + dividends

Average stock price at start of period

A company’s average stock price at the start of the relevant period shall equal its 30-trading day average immediately before and including the start day, and a company’s average stock price at the end of the relevant period shall equal its 30-trading day average immediately before and including the end day of the applicable period.

Performance Goals:

(i)	Absolute Adjusted EPS Growth: for the first tranche for fiscal year xxxx
Adjusted EPS Growth	<x%	x%	xx%	xx%
Shares Earned	0%	25%	100%	200%

If Avnet’s Absolute Adjusted EPS Growth is between two achievement levels set forth in the table above, the shares earned shall be determined by linear interpolation.

The targets for fiscal year xxxx will be provided in August xxxx and targets for fiscal year xxxx will be provided in August xxxx as separate annexures to the agreement.

(ii)	Absolute Adjusted ROIC Performance: for the first tranche for fiscal year xxxx
Adjusted ROIC Performance	< x.x%	x.x%	x.x%	xx.x%
Shares Earned	0%	25%	100%	200%

If Avnet’s Absolute Adjusted ROIC performance is between two achievement levels set forth in the table above, the shares earned shall be determined by linear interpolation.

The targets for fiscal year xxxx will be provided in August xxxx and targets for fiscal year xxxx will be provided in August xxxx as separate annexures to the agreement.

(iii)

Relative TSR Modifier:  The PSUs earned under both performance metrics shall be modified by the Relative TSR Modifier (described below) for the relevant Performance Period.  The Relative TSR Modifier shall be a factor, ranging from 0.8 to 1.2, according to the following matrix:

Relative TSR (Rank)	5th	3rd	1st
Relative TSR Modifier	0.8	1.0	1.2

If Avnet’s Relative TSR Modifier percentile rank is between two achievement levels set forth in the table above, the Relative TSR Modifier shall be determined by linear interpolation.

(iv)

Administrator’s Determination. The Administrator shall determine the number of PSUs earned under each Tranche based on the performance metrics and vested at the end of the Award Period in its sole discretion.

Except as expressly provided otherwise in Sections 4 and 5 herein below, any PSUs that do not vest in accordance with the foregoing shall be forfeited without consideration.

Payout. Following the vesting of earned PSUs at the end of the Award Period, one share of Avnet’s common stock (“Stock”) shall be issuable for each PSU that vests (the “PSU Shares”). Thereafter, Avnet shall transfer such PSU Shares to the Participant. Such transfer shall occur as soon as practicable after the end of the Award Period and satisfaction of all required tax withholding obligations, securities law registration, and other requirements, and applicable stock exchange listing, and in any event no later than December 31st of the calendar year in which the Award Period ends. For the avoidance of doubt, no vesting will occur until all three Performance Periods have been completed.

No fractional shares shall be issued with respect to vesting of PSUs.

The Participant shall not acquire or have any rights as a shareholder of Avnet by virtue of these Standard Terms and Conditions or the Award evidenced hereby until the PSU Shares issuable pursuant to this Award are actually issued and delivered to the Participant in accordance with the terms of the Plan and these Standard Terms and Conditions.

2.	TERMINATION OF EMPLOYMENT OR SERVICE

Except as provided below with respect to death, disability, or Retirement (as defined below), or as otherwise provided in a Participant’s Change of Control Agreement (if any), if the Participant ceases to be employed by or in the service of the Company for any reason before the end of the Award Period, the Participant shall immediately forfeit all of the earned PSUs without consideration.

3.	DEATH OR DISABILITY OF PARTICIPANT

If the Participant’s employment with or service to the Company terminates or ceases by reason of the Participant’s death or disability (as determined by the Administrator in its sole discretion), the number of PSUs that will vest will equal the PSUs earned under each Tranche for which the applicable Performance Period has ended plus a pro-rata share of the PSUs earned under the Tranche for which the applicable Performance Period has begun but has not yet ended as of the date of death or disability. The pro-rata share will equal the number of PSUs that would have been earned under such Tranche had the Participant remained continuously employed by, or provided services to, the Company through the end of the Tranche’s Performance Period (based on Avnet’s performance through the end of the Performance Period), multiplied by a fraction, the numerator of which is the number of months in the Performance Period that have been completed as of the date of death or disability, and the denominator of which is 12.

If a Participant on long-term disability leave does not provide services to the Company for 12 consecutive months, the vesting described in this Section 4 shall apply as if such Participant terminated employment on the first anniversary of such long-term disability leave; provided that if the Participant qualifies for Retirement (as described in Section 5 below) before the end of such 12 consecutive month period, vesting shall be determined in accordance with Section 5 below. The number of PSU Shares payable and the timing of the transfer of such PSU Shares shall be determined in accordance with Section 2 above without regard to the service requirement set forth therein. All non-vested PSUs shall be forfeited.

4.	RETIREMENT

If the Participant’s employment or service with the Company terminates by reason of Retirement (as defined herein) on or after the one-year anniversary of the Grant Date but before the end of the Award Period, the number of PSUs that will vest will equal the number of PSUs that would have become vested had the Participant remained continuously employed by the Company through the end of the Award Period. For purposes hereof, a cessation of employment will be treated as a “Retirement” if (and only if) (a) the cessation of employment occurs after (I) the Participant has attained at least age 55 and been credited with at least five years of service with the Company and (II) the combination of the Participant’s age plus years of service is no less than 65; and (b) the Participant has signed a non-competition agreement in a form acceptable to the Company.  The number of PSU Shares payable and the timing of the transfer of such PSU Shares shall be determined in accordance with Section 2 above without regard to the service requirement set forth therein.  All non-vested PSUs shall be forfeited.

5.	TAXES

The Participant acknowledges that the delivery of PSU Shares will generally give rise to a withholding tax obligation, and that the issuance of PSU Shares hereunder is conditioned on timely satisfying such withholding obligation. The Participant shall make arrangements satisfactory to the Company for satisfying such withholding obligations. For Participants residing in the United States, Canada, Austria, Belgium, Ireland, Germany, Spain and the United Kingdom, the Company will issue “net shares,” meaning that PSU Shares will be withheld to cover the estimated withholding tax liability. Participants residing in other countries are subject to the laws of the appropriate tax jurisdiction.

These Standard Terms and Conditions shall be interpreted consistently with the intent to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, such that there are no adverse tax consequences, interest, or penalties as a result of any amount paid or payable as a result of the Award. Any ambiguity or inconsistency in the provisions of these Standard Terms and Conditions shall be resolved consistent with such intent.

No provision of the Plan, the Grant Letter, or these Standard Terms and Conditions shall be construed to transfer to the Company or any of its affiliates any responsibility of the Participant to pay any income, employment, excise, or other taxes attributable to a PSU Share.

6.	THE PLAN; DEFINED TERMS; ENTIRE AGREEMENT

In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan, and the rules of construction set forth in the Plan shall also apply to these Standard Terms and Conditions.

The Grant Letter, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments, or negotiations concerning the Award are superseded.

7.	RESTRICTIONS ON RESALES

The Company may impose such restrictions, conditions, and limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any PSU Shares, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders of awards granted under the Plan, (c) requiring acknowledgment and acceptance of these Standard Terms and Conditions, and (d) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

8.	NO ASSIGNMENT

PSUs granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered, or otherwise alienated or hypothecated until after the PSUs have vested and the corresponding PSU Shares have been issued, except to the limited extent, if at all, permitted by the Plan and approved by the Administrator in its sole discretion.

9.	GENERAL

If any provision of these Standard Terms and Conditions is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction, or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

The Participant acknowledges that a copy of the Plan, the Plan prospectus, and Avnet’s most recent annual report to its shareholders has been delivered to the Participant.

The Participant further acknowledges that the Award is subject to the Company’s Incentive-Based Compensation Recoupment Policy, also known as a clawback policy, as may be amended from time to time. This includes disgorgement or repayment to the extent required or permitted by such policy.

Nothing in the Grant Letter, the Plan, these Standard Terms and Conditions, or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service or limit in any way the Company’s right to terminate the Participant’s employment or service at any time and for any reason. As this grant was made in the absolute discretion of management and the Administrator, receipt of this Award does not confer upon the Participant any right to future awards or participation in any equity compensation program.

Neither this Award nor any PSU Shares issuable hereunder shall be included in compensation for purposes of determining the amount payable to or on behalf of the Participant under any pension, savings, retirement, life insurance, severance, or other employee or director benefits arrangement of the Company, unless otherwise determined by the plan sponsor.

The Plan, the Grant Letter, and these Standard Terms and Conditions shall be governed, construed, interpreted, and administered solely in accordance with the laws of the state of New York, without regard to principles of conflicts of law.

All questions arising under the Plan, the Grant Letter, and these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion. It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and these Standard Terms and Conditions; all such determinations shall be binding upon the Participant.